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                                                                    EXHIBIT 23.1

                       INDEPENDENT ACCOUNTANTS' CONSENT

The Board of Directors
Lycos, Inc.:

We consent to the incorporation by reference in this registration statement on Form S-8 of Lycos, Inc. of our report dated August 23, 1997, with respect to the consolidated balance sheets of Lycos, Inc. as of July 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended July 31, 1997 and 1996 and for the period from inception (June 1, 1995) to July 31, 1995, which report appears in the Form 10-K of Lycos, Inc. dated October 29, 1997.

                                                       /s/ KPMG Peat Marwick LLP

Boston, Massachusetts
March 10, 1998